Exhibit 99.2

BreitBurn Energy Partners L.P. Announces Pricing of an Upsized Public Add-On Offering

of $400 Million of Senior Notes Due 2022

LOS ANGELES, November 19, 2013 — BreitBurn Energy Partners L.P. (the “Partnership”) (NASDAQ:BBEP) announced today that it has priced an offering of an additional $400 million aggregate principal amount of its 7.875% Senior Notes due 2022 (the “Additional Notes”). The offering was upsized to $400 million from the previously announced amount of $300 million. The Additional Notes are being offered as additional notes to the Partnership’s existing $450 million in aggregate principal amount of 7.875% Senior Notes due 2022 (the “Existing Notes”). The Additional Notes will have identical terms, other than the issue date and initial interest payment date, and will constitute part of the same series as and be fungible with the Existing Notes. The Additional Notes will be issued at a price equal to 100.250% of the principal amount thereof, resulting in a yield to worst of 7.823%. The Partnership intends to use the net proceeds from the offering of approximately $393.4 million, after expenses, to repay indebtedness outstanding under its bank credit facility. The Partnership expects to close the sale of the Additional Notes on November 22, 2013, subject to the satisfaction of customary closing conditions.

Wells Fargo Securities, LLC, Barclays Capital Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc. will act as joint book-running managers of the Additional Notes offering. When available, a copy of the prospectus supplement and accompanying base prospectus relating to the Additional Notes offering may be obtained from:

Wells Fargo Securities, LLC

Attn: Client Support

550 South Tryon Street, 7th Floor MAC D1086-070

Charlotte, NC 28202

Phone: (800) 326-5897

cmclientsupport@wellsfargo.com

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: (888) 603-5847

barclaysprospectus@broadridge.com

BMO Capital Markets Corp.

3 Times Square, 28th Floor

New York, NY 10036

Attention: Syndicate Desk

Phone: (800) 414-3627

J.P. Morgan Securities LLC

383 Madison Avenue, 3rd Floor

New York, NY 10179

Attention: Syndicate Desk

Phone: (800) 245-8812

Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, NY 10019

Attention: Capital Markets Group

Phone: (877) 649-6848

An electronic copy of the prospectus supplement and accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering will be made pursuant to an effective shelf registration statement, as amended, which was previously filed by the Partnership with the Securities and Exchange Commission, and a prospectus supplement and accompanying prospectus, which will be filed by the Partnership with the Securities and Exchange Commission.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas master limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, Oklahoma, California, Texas, Florida, Indiana and Kentucky.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “believes,” “expect,” “future,” “impact,” “guidance,” “will be,” “will commence,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Jessica Tang

Investor Relations

(213) 225-5900 x210

BBEP-IR

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